UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2013

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On August 1, 2013, Weight Watchers International, Inc. (the “Company”) announced that David Kirchhoff notified the board of directors of the Company of his resignation as Chief Executive Officer and as a director of the Company, effective July 30, 2013, in order to pursue other opportunities. Mr. Kirchhoff will remain employed with the Company until August 30, 2013.

Appointment of New Chief Executive Officer and Director

On August 1, 2013, the Company also announced that, effective July 30, 2013, James R. Chambers, the Company’s President and Chief Operating Officer, has been appointed President and Chief Executive Officer and as a Class III director of the Company, succeeding Mr. Kirchhoff.

Mr. Chambers, age 55, has served as the Company’s President and Chief Operating Officer since January 4, 2013. Prior to joining the Company, Mr. Chambers served as President of the U.S. Snacks and Confectionary business unit and General Manager of the Immediate Consumption Channel of Kraft Foods Inc., a global food and beverage company, from January 2010 to July 2011. Prior to joining Kraft, Mr. Chambers held various positions in the North America business unit at Cadbury plc, a beverage and confectionary company, from September 2005 to January 2010, most recently as the President and Chief Executive Officer. Mr. Chambers began his career at Nabisco, Inc. and also held various executive positions with Rémy Cointreau USA, Paxonix Inc., NetGrocer.com, Inc. and Information Resources, Inc. Mr. Chambers received a Bachelor’s degree in Civil Engineering from Princeton University and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. Mr. Chambers is a director of Big Lots, Inc. and was previously a director of B&G Foods, a food manufacturer.

Additional information about the management changes described above is included in the Company’s press release issued on August 1, 2013, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Kirchhoff’s Separation Agreement

On July 30, 2013, Mr. Kirchhoff entered into a separation agreement with the Company (the “Separation Agreement”) in connection with his resignation. The material terms of the Separation Agreement are as follows: (i) continued receipt of his base salary at its current rate and continued participation in all employee benefit plans in which Mr. Kirchhoff is currently participating through his August 30, 2013 departure date; (ii) a lump-sum payment of $2,000,000 (representing two times his current base salary) to be paid on the first regular payroll date after his departure date; (iii) continued health coverage under Company-sponsored health plans at the Company’s expense for up to eighteen (18) months following his departure date; (iv) executive outplacement services for up to one year at a maximum cost to the Company of $25,000; and (v) reimbursement of up to $9,000 for reasonable legal fees and expenses incurred in connection with the negotiation of the Separation Agreement. Pursuant to the terms and conditions of his Company equity awards, Mr. Kirchhoff is subject to non-competition, non-solicitation and confidentiality covenants. The confidentiality covenant has an indefinite term and the non-competition and non-solicitation covenants each have a term of twelve (12) months following Mr. Kirchhoff’s departure from the Company. In addition, in consideration for the payments and benefits provided for in the Separation Agreement, Mr. Kirchhoff has agreed to execute standard releases and to comply with an additional twelve (12) month non-competition and non-solicitation period (resulting in his being subject to such covenants for twenty-four (24) months in total); provided that after the twelve (12) month anniversary of his departure date, Mr. Kirchhoff may elect to reduce the non-competition and non-solicitation period by notifying the Company and returning to the Company an amount equal $2,000,000 multiplied by a fraction equal to the number of months left in the restriction period over the number twelve (12). In addition, if such election occurs prior to the eighteen (18) month anniversary of his departure date, upon such election the Company will have no further obligation to provide the continued health coverage described above.

The Separation Agreement is filed as Exhibit 10.1 hereto and is hereby incorporated by reference.

Mr. Chambers’ New Compensation Arrangements

In order to reflect the changes in his title and duties, effective July 30, 2013, the Company has revised the terms of Mr. Chambers’ compensation as follows: (i) an increase in base salary to $1,000,000 per year; (ii) eligibility for an annual, performance-based cash bonus with a new target bonus percentage of 100% of his base salary based solely on the Company’s overall performance (with any 2013 annual, performance-based cash bonus to be based on the previously disclosed revised bonus payout approach for fiscal 2013 and pro-rated based on the target bonus percentages for the positions held by him during the fiscal year); (iii) an additional allowance of up to $72,000 in the aggregate for expenses incurred by Mr. Chambers during the thirty-six (36) months after his appointment as the Company’s President and Chief Executive Officer for commuting to New York City and/or for temporary living costs in New York City, which additional allowance will be grossed-up by the Company for taxes, if any; and (iv) the second installment of Mr. Chambers’ annual incentive equity award for fiscal 2013, which had an initial target aggregate grant amount value of 150% of base salary and was subsequently revised to 225% of base salary on May 8, 2013, will be increased commensurate with his new role as Chief Executive Officer.

In addition, on July 31, 2013, Mr. Chambers entered into an amendment (the “Severance Amendment”) to his employment offer letter, dated December 6, 2012, pursuant to which the Company has agreed, subject to Mr. Chambers’ execution of standard releases and compliance with a twelve (12) month non-competition and non-solicitation period, to increase the amounts payable to Mr. Chambers in the event of a termination of his employment by the Company other than for “cause” by increasing the lump-sum cash payment from six (6) months base salary to a total of (x) twelve (12) months base salary plus (y) his target annual, performance-based cash bonus, and extending the right to continued health coverage from six (6) months to a total of twelve (12) months.

The Severance Amendment is filed as Exhibit 10.2 hereto and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated as of July 30, 2013, by and between Weight Watchers International, Inc. and David Kirchhoff

10.2	Severance Amendment, dated as of July 30, 2013, by and between Weight Watchers International, Inc. and James Chambers

99.1	Press Release dated August 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: August 1, 2013	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer

Exhibit Index

Exhibit	Description

10.1	Separation Agreement, dated as of July 30, 2013, by and between Weight Watchers International, Inc. and David Kirchhoff

10.2	Severance Amendment, dated as of July 30, 2013, by and between Weight Watchers International, Inc. and James Chambers

99.1	Press Release dated August 1, 2013